                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                ALPHARMA INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                [ALPHARMA LOGO]

                                 ALPHARMA INC.
                              ONE EXECUTIVE DRIVE
                           FORT LEE, NEW JERSEY 07024

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2004
                            ------------------------

To the Stockholders of ALPHARMA INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alpharma Inc., a Delaware corporation (the "Company"), will be held at The Hilton Fort Lee, 2117 Route 4 Eastbound, Fort Lee, New Jersey on Tuesday, May 25, 2004, at 9:00 a.m., local time, to consider and act upon the following matters:

     1. The election of nine directors to the Company's Board of Directors, each to hold office until the 2005 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify; and

     2. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 2, 2004 as the record date for determining the Stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     YOUR REPRESENTATION AT THIS MEETING IS IMPORTANT. Whether or not you expect to attend the Annual Meeting in person, please complete, date, sign and return the enclosed proxy. An envelope is enclosed for your convenience which, if mailed in the United States, requires no additional postage. If you attend the Annual Meeting, you may then withdraw your proxy and vote in person.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2003 and a Proxy Statement accompany this notice.

                                          By order of the Board of Directors,

                                          Robert F. Wrobel
                                          Secretary

April 20, 2004

                                [ALPHARMA LOGO]

                                 ALPHARMA INC.
                              ONE EXECUTIVE DRIVE
                           FORT LEE, NEW JERSEY 07024

                                  MAILING DATE
                                 APRIL 20, 2004

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2004
                            ------------------------

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Alpharma Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, May 25, 2004 at The Hilton Fort Lee, 2117 Route 4 Eastbound, Fort Lee, New Jersey at 9:00 a.m., local time, and at any adjournment or postponement thereof. The cost of solicitation of the Company's stockholders (the "Stockholders") will be paid by the Company. Such cost will include the reimbursement of banks, brokerage firms, nominees, fiduciaries and other custodians for expenses of forwarding solicitation materials to beneficial owners of shares. In addition to the solicitation of proxies by use of mail, the directors, officers and employees of the Company may solicit proxies personally or by telephone, telegraph, e-mail or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

     It is anticipated that this Proxy Statement and form of proxy will first be sent to the Company's Stockholders on or about April 20, 2004.

                               THE ANNUAL MEETING

PURPOSE OF MEETING

     At the Annual Meeting, the Company's Stockholders will consider and act upon the following matters:

          1. The election of nine directors to the Company's Board of Directors, each to hold office until the 2005 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify; and

          2. Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE

     The close of business on April 2, 2004 (the "Record Date") has been fixed as the record date for determining holders of outstanding shares of the Company's Class A Common Stock, par value $.20 per share (the "Class A Stock"), and Class B Common Stock, par value $.20 per share (the "Class B Stock"), entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 40,479,335.85 shares of Class A Stock and 11,872,897 shares of Class B Stock were outstanding and entitled to vote.

QUORUM

     For each matter to be voted upon at the Annual Meeting, the presence in person or by proxy of holders of stock entitled to be voted with respect to such matter, representing a majority of the aggregate voting power of all shares of stock entitled to be voted with respect to such matter, is necessary to constitute a quorum with respect to such matter and to transact business with respect to such matter at the Annual Meeting. For purposes of determining whether a quorum exists with respect to the election of directors, shares as to which authority to vote in the election of directors has been withheld and broker non-votes (where a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters) with respect thereto will be considered present at the Annual Meeting. For the purpose of determining whether a quorum exists with respect to any other matter which may properly come before the Annual Meeting, shares abstaining on such matter and all broker non-votes with respect to such matter will be considered present at the Annual Meeting.

REQUIRED VOTE

     Votes Entitled to be Cast by Each Class of Stock. Except for the election of directors (described below) and certain matters that require a class vote, the holders of the Class A Stock and the holders of the Class B Stock vote together, with each share of Class A Stock entitling the holder thereof to one vote and each share of Class B Stock entitling the holder thereof to four votes.

     Election of Directors. Nine directors will be elected at the Annual Meeting. Under the Company's Certificate of Incorporation, as amended, the holders of the Class A Stock are entitled, voting as a separate class, to elect at least 33 1/3% of the Company's Board of Directors (rounded to the nearest whole number, but in no event less than two members of the Company's Board of Directors), and the holders of the Class B Stock are entitled, voting separately as a class, to elect the remaining directors. Therefore, the holders of the Class A Stock will elect three directors (directors to be elected by the holders of Class A Stock being referred to as the "Class A Directors") and the holders of the Class B Stock will elect six directors (directors elected by the holders of Class B Stock being referred to as the "Class B Directors"). The affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Class A Stock, voting as a single class, is necessary to elect the three Class A Directors, and the affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of the Class B Stock, voting as a single class, is necessary to elect the six Class B Directors. (A plurality of the votes cast means the greatest number of votes cast for a director.)

PROXIES

     The enclosed proxy provides space for holders of Class A Stock to vote for, or withhold authority to vote for, all or any one of the Company's three nominees for Class A Directors and to vote for, against, or abstain from voting on all other proposals set forth in this Proxy Statement.

     Shares of Class A Stock represented by properly executed proxies received at or prior to the Annual Meeting, which have not been revoked, will be voted in accordance with the instructions indicated therein. If no instructions are indicated, such proxies will be voted FOR (i) the election as directors of the three nominees for Class A Directors nominated by the Company's Board of Directors (see "Election of Directors; Nominees for Directors; Nominees for Class A Directors" below), and (ii) in the discretion of the proxy holder, as to any other matter which may properly come before the Annual Meeting. With respect to the election of directors, neither shares as to which authority to vote has been withheld (to the extent withheld) nor broker non-votes will be considered affirmative votes. With respect to any other matter which may properly come before the meeting, abstentions and broker non-votes will be considered present and entitled to vote but will not have been cast and therefore will not be counted in determining whether any matter received the requisite votes.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING.

     A holder of Class A Stock who has given a proxy may revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not automatically revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to the attention of the Secretary of the Company at the Company's United States executive offices, located at One Executive Drive, Fort Lee, New Jersey 07024.

     If a quorum is not obtained, the Annual Meeting may be adjourned for the purpose of obtaining additional proxies or for any other purpose, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have been effectively revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

ELECTRONIC AND TELEPHONIC VOTING

     You may vote your proxies by touch-tone telephone from the U.S., using the toll-free telephone number on the proxy card, or via the Internet using the procedures and instructions described on the proxy card. Stockholders who own their common stock through a broker, also known as "street name" holders, may vote by telephone or via the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers found on the proxy card, are designed to authenticate Stockholder identities, to allow Stockholders to vote their shares of common stock, and to confirm that their instructions have been properly recorded. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be paid by the Stockholder.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of February 19, 2004 (unless otherwise noted), certain information regarding the beneficial ownership of the Class A Stock and the Class B Stock of (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of either of such classes, (b) each director and each nominee for director of the Company, (c) the Chief Executive Officer and the four other most highly compensated executive officers, (d) two former executive officers who would have been included in the list of the four most highly compensated executive officers if not for the fact that they were not executive officers at the end of the fiscal year ended December 31, 2003, and (e) all directors and executive officers of the Company as a group. Unless otherwise indicated, each beneficial owner possesses sole voting and dispositive power with respect to the shares listed for such beneficial owner in this table.

                                                               AMOUNT AND                   PERCENT OF
                                                               NATURE OF    PERCENT OF     COMMON STOCK
                                                               BENEFICIAL      CLASS      (BOTH CLASSES)
TITLE OF CLASS OF STOCK        NAME OF BENEFICIAL OWNER        OWNERSHIP    OUTSTANDING    OUTSTANDING
-----------------------        ------------------------        ----------   -----------   --------------
Class B Common Stock     A. L. Industrier ASA(1)(2)            11,872,897     100.00%          22.81%
Class A Common Stock     A. L. Industrier ASA(1)(2)                     0         --              --
Class B Common Stock     Einar W. Sissener(3)                  11,872,897     100.00           22.81
Class A Common Stock     Einar W. Sissener(3)(4)(5)               391,167          *               *
Class A Common Stock     FMR Corp.(6)                           3,352,610       8.34            6.44
Class A Common Stock     LSV Asset Management(7)                2,404,290       5.98            4.62
Class A Common Stock     Dimensional Fund Advisors Inc.(8)      2,366,200       5.89            4.55
Class A Common Stock     Barclays Global Investors NA(9)        2,340,816       5.83            4.50
Class A Common Stock     Heartland Advisors Inc.(10)            2,197,850       5.47            4.22
Class A Common Stock     Ingrid Wiik(4)(11)                       285,159          *               *
Class A Common Stock     Robert F. Wrobel(4)                      113,283          *               *
Class A Common Stock     Carol A. Wrenn(4)                         78,432          *               *
Class A Common Stock     Matthew T. Farrell(4)                     67,881          *               *
Class A Common Stock     Michael J. Nestor(4)                      48,684          *               *
Class A Common Stock     Glen E. Hess(4)(12)                       32,342          *               *
Class A Common Stock     Peter G. Tombros(4)                       28,318          *               *
Class A Common Stock     Kurt J. Orlofski(4)                       24,486          *               *
Class A Common Stock     Ronald N. Warner(4)                       10,702          *               *
Class A Common Stock     William I. Jacobs(4)                       8,500          *               *
Class A Common Stock     Jill Kanin-Lovers                              0         --              --
Class A Common Stock     Einar Kloster                                  0         --              --
Class A Common Stock     Ramon M. Perez                                 0         --              --
Class A Common Stock     Robert Thong                                   0         --              --
Class A Common Stock     Farah M. Walters                               0         --              --
Class A Common Stock     All directors and executive officers
                           as a group (16 persons)(4)           1,149,495       2.86            2.21
Class B Common Stock     All directors and executive officers
                           as a group (16 persons)(3)          11,872,897     100.00           22.81

---------------

  *  Indicates ownership of less than 1%.

 (1) The source of this information is Amendment No. 11 to Schedule 13D, dated June 12, 2003, filed with the Securities and Exchange Commission (the "Commission") by A. L. Industrier ASA (formerly known as Apothekernes Laboratorium AS), a corporation organized and existing under the laws of the Kingdom of Norway ("A. L. Industrier"). The shares reflected in the table are held of record by A/S Wangs Fabrik, a wholly owned subsidiary of
     A. L. Industrier, although A. L. Industrier retains full beneficial ownership and sole power to direct voting and disposition of these shares. The address of A. L. Industrier is Harbitzalleen 3, 0275 Oslo, Norway.

 (2) Shares of Class B Stock are convertible into an equal number of shares of Class A Stock. If all shares of Class B Stock beneficially owned by A. L. Industrier were converted as of February 19, 2004, A. L. Industrier would own approximately 22.81% of the then outstanding shares of Class A Stock (assuming conversion of the Class B Stock and the issuance of no shares of Common Stock pursuant to any outstanding options of convertible securities of the Company).

 (3) Mr. Sissener is Chairman of the Board of A. L. Industrier and together with A/S Swekk (Mr. Sissener's family-controlled private holding company) ("Swekk"), EWS Stiftelsen, a trust established for the benefit of members of the family of Mr. Sissener ("EWS Stiftelsen"), and certain of his relatives, beneficially owns approximately 51% of A. L. Industrier's outstanding ordinary shares entitled to vote and, accordingly, may be deemed a controlling person of A. L. Industrier. As a controlling person of
     A. L. Industrier, the 11,872,897 shares of the Class B Stock of the Company held by A. L. Industrier are also considered to be beneficially owned by Mr. Sissener.

 (4) The shares reflected in the table include shares that the executive officer, former executive officer or director has the right to acquire upon the exercise of stock options granted under the 1997 Incentive Stock Option and Appreciation Right Plan or the Non-Employee Director Option Plan which are exercisable as of February 19, 2004 or within 60 days thereafter as follows: Ms. Wiik -- 207,750 shares, Mr. Wrobel -- 109,334 shares, Mr. Nestor -- 45,750 shares, Mr. Farrell -- 43,750 shares, Ms. Wrenn -- 42,834 shares, each of Messrs. Hess and Tombros -- 27,500 shares, Mr. Orlofski -- 21,938 shares, Mr. Sissener -- 17,500 shares, Dr. Warner -- 10,000 shares, and Mr. Jacobs -- 7,500 shares. All directors and executive officers as a group -- 621,835 shares.

 (5) Includes 129,861 shares held by Mr. Sissener, 22,847 shares held by the estate of Mr. Sissener's wife, 186,689 shares held by Swekk, and 34,270 shares held by EWS Stiftelsen.

 (6) The source of this information is Amendment No. 6 to Schedule 13G dated February 17, 2004, filed with the Commission by FMR Corp. ("FMR"). Such
     Schedule 13G reports that FMR holds sole voting power as to 29,200 shares and sole dispositive power as to all shares. FMR declared in its filing that various persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the shares. The Schedule 13G reports that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR and an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,323,410 shares or 8.299% of the Company's Class A Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 3,115,800 shares or 7.780% of the Company's Class A Stock outstanding. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

 (7) The source of this information is Schedule 13G dated February 12, 2004, filed with the Commission by LSV Asset Management ("LSV"). Such Schedule 13G reports that LSV holds sole voting power as to 1,658,690 shares and sole dispositive power as to 2,339,390 shares. The address of LSV is 1 North Wacker Drive, Suite 4000, Chicago, Illinois 60606.

 (8) The source of this information is Schedule 13G dated February 6, 2004, filed with the Commission by Dimensional Fund Advisors Inc. ("Dimensional"). Such Schedule 13G reports that Dimensional, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the "Funds"). In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the Company shares that are owned by the Funds, and may be deemed to be the beneficial owner of these shares. No one Fund owns more than 5% of the outstanding Class A Stock of the Company. Dimensional disclaims beneficial ownership of the shares owned by the Funds. The address of Dimensional is 1299 Ocean Ave., 11(th) Floor, Santa Monica, California 90401.

 (9) The source of this information is Schedule 13G dated February 17, 2004, filed with the Commission by Barclay's Global Investors, NA ("Barclay's"). Such Schedule 13G reports that Barclay's holds sole voting and dispositive power as to 2,145,321 shares. The Schedule 13G further reports that an affiliate of Barclay's, Barclays Private Bank Limited, with an address at 59/60 Grosvenor Street, London, WIX 9DA England, is the beneficial owner of 3,295,351 shares of the Company's Class A Stock, with sole voting and dispositive power as to 3,099,856 shares, with such shares held in trust accounts for the economic benefit of the beneficiaries of these accounts. The address of Barclay's is 45 Fremont Street, San Francisco, California 94105.

(10) The source of this information is Schedule 13G dated February 12, 2004, filed with the Commission by Heartland Advisors Inc. ("Heartland"). Such
     Schedule 13G reports that all of the reported shares are held in investment advisory accounts of Heartland (no one of which owns more than 5% of the outstanding Class A Stock of the Company) and may be deemed beneficially owned by: (1) Heartland, by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and
     (2) William J. Nasgovitz, as a result of his ownership interest in Heartland. The Schedule 13G reports that various clients have the right to receive, or the power to direct the receipt of, dividends and proceeds from the sale of the reported shares. Heartland and Mr. Nasgovitz each disclaim beneficial ownership of the shares. The address of Heartland is 789 North Water Street, Milwaukee, Wisconsin 53202.

(11) Ms. Wiik also owns 580 shares of A. L. Industrier.

(12) Includes 3,750 shares held by a private foundation of which Mr. Hess is President; however he has no economic interest in these shares.

                             ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

     The current terms of all of the Company's directors expire at the Annual Meeting. Mr. Einar Kloster, a Class B Director, has informed the Board of Directors that he will not stand for re-election at the Annual Meeting.

     The Company's Board of Directors intends to cause the nomination of the nominees listed below under "Nominees for Directors; Nominees for Class A Directors" and all proxies received from holders of the Class A Stock will be voted FOR the election of such nominees as Class A Directors, except to the extent that persons giving such proxies withhold authority to vote for such nominees.

     A. L. Industrier, which beneficially owns 100% of the outstanding shares of Class B Stock, has advised the Company that it intends to vote its shares in favor of the nominees listed below under "Nominees for Directors; Nominees for Class B Directors," which would assure their election as Class B Directors.

     Each director is to be elected to hold office until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified.

NOMINEES FOR DIRECTORS

     The Company believes that each of the nominees for director will be able to serve. If any of the nominees for Class A Directors would be unable to serve, the enclosed proxy confers authority to vote in favor of such other person or persons as the Company's Class A Directors at the time recommend to serve in place of the person or persons unable to serve. Similarly, if any of the nominees for Class B Directors would be unable to serve, the proxy provided to Class B Stockholders confers authority to vote in favor of such other person or persons as the Company's Class B Directors at the time recommend to serve in place of the person or persons unable to serve.

     Nominees for Class A Directors. The name, age, principal business experience during the last five years, and certain other information regarding each of the persons proposed to be nominated for election as a Class A Director, are listed below.

             NAME                AGE                   PRINCIPAL BUSINESS EXPERIENCE
             ----                ---                   -----------------------------
William I. Jacobs..............  62     Director of the Company since May 2002. Former Managing
                                        Director and Chief Financial Officer of NewPower Holdings,
                                        Inc., a retail energy company that filed a Chapter 11
                                        bankruptcy petition in June 2002 and is currently
                                        liquidating, from 2000 to 2002. Senior Executive Vice
                                        President of MasterCard International, the credit card
                                        company, from 1995 to 2000. Director of Investment
                                        Technology Group, an electronic trading resources company,
                                        Global Payments, a payment processing services company,
                                        Exide Technologies, a battery manufacturer that filed a
                                        Chapter 11 bankruptcy petition in 2002 and is currently
                                        reorganizing, and NewPower Holdings, Inc. Chairman of the
                                        Company's Audit and Corporate Governance Committee and
                                        Member of the Company's Compensation Committee.

             NAME                AGE                   PRINCIPAL BUSINESS EXPERIENCE
             ----                ---                   -----------------------------

Peter G. Tombros...............  61     Director of the Company since August 1994. Chief Executive
                                        Officer of VivoQuest, Inc., a private biopharmaceutical
                                        company, since 2001. Former Director, President and Chief
                                        Executive Officer of Enzon, Inc., a developer and marketer of bio-pharmaceutical products, from April 1994 to June
                                        2001. Served in a variety of senior management positions at
                                        Pfizer, Inc., the pharmaceutical company, for 25 years,
                                        including Vice President of Marketing, Senior Vice
                                        President and General Manager of the Roerig Pharmaceuticals
                                        Division, Executive Vice President of Pfizer
                                        Pharmaceuticals Division, Director, Pfizer Pharmaceuticals
                                        Division, Vice President-Corporate Strategic Planning, and
                                        Vice President-Corporate Officer of Pfizer, Inc. Director
                                        of NPS Pharmaceuticals, Inc., a biotechnology company, and
                                        Cambrex Corp., a supplier of human health and bioscience
                                        products to the life sciences industry. Chairman of the
                                        Company's Compensation Committee and Member of the
                                        Company's Audit and Corporate Governance Committee.

Farah M. Walters...............  59     Director of the Company since February 2003. President and
                                        Chief Executive Officer of University Hospitals Health
                                        System, Inc. and University Hospitals of Cleveland from
                                        1992 to 2002. Served as Executive Director, Senior
                                        Executive Vice President and Member of three person "Office of the President" of University Hospitals Health System,
                                        Inc. and University Hospitals of Cleveland from 1986 to
                                        2002. Director of LTV Corporation, a manufacturer of
                                        engineered metal building systems and processing services
                                        that filed a bankruptcy petition in 2000, Kerr-McGee
                                        Corporation, an oil and gas exploration and production and chemical company, and PolyOne Corporation, a specialty
                                        plastics and chemical company. Member of the Company's
                                        Audit and Corporate Governance Committee.

     Nominees for Class B Directors. The name, age, principal business experience during the last five years, and certain other information regarding each of the persons proposed to be nominated for election as a Class B Director are listed below. Mr. Ramon M. Perez is not presently a director of the Company.

NAME                             AGE                   PRINCIPAL BUSINESS EXPERIENCE
----                             ---                   -----------------------------
Glen E. Hess...................  62     Director of the Company since October 1983. Partner in the law firm of Kirkland & Ellis LLP since 1973. Member of the
                                        Company's Executive and Finance Committee.

NAME                             AGE                   PRINCIPAL BUSINESS EXPERIENCE
----                             ---                   -----------------------------

Jill Kanin-Lovers..............  52     Director of the Company since February 2003. Since 1998,
                                        Senior Vice President, Human Resources of Avon Products,
                                        Inc., the cosmetics and gifts company, and member of Avon
                                        Products, Inc.'s Chairman's Council, Avon's internal
                                        executive committee, and a member of the Board of Directors for the Avon Foundation. Vice-President, Human Resources,
                                        Global Operations from 1997 to 1998 and Vice President,
                                        Human Resources, U.S. from 1995 to 1997 at IBM Corp., the
                                        computer company. Senior Vice President, Worldwide
                                        Compensation and Benefits at American Express, the credit
                                        card company, from 1991 to 1995. From 1974 to 1991, held a series of senior positions, including managing the Seattle office and serving as the functional head for all global
                                        consulting and support activities, for the total
                                        compensation practice of Towers Perrin, a global management consulting firm. Member of the Company's Compensation
                                        Committee.

Ramon M. Perez.................  51     Nominee for Director. Formerly served in executive and
                                        senior management positions at Cardinal Health Inc., a
                                        global provider of products and services to healthcare
                                        providers and manufacturers, including President, Specialty
                                        Pharmaceutical Products & Services from 2000 to 2003,
                                        Executive Vice President, Supply Chain Services from 1996
                                        to 1999, and Senior Vice President, Purchasing from 1994 to
                                        1995. Formerly served in senior management positions at
                                        Baxter International, Inc., a global developer,
                                        manufacturer and distributor of products and services for
                                        healthcare and related fields, including Vice President,
                                        Reengineering Team from 1993 to 1994, Vice President,
                                        Corporate Alliances from 1991 to 1993, Vice President,
                                        Purchasing, Hospital Supply Division from 1990 to 1991,
                                        Vice President, Marketing, Hospital Supply Division from
                                        1987 to 1990, and various other positions in its Dietary
                                        Products Division from 1978 to 1987, including Director of
                                        Marketing.

Einar W. Sissener..............  75     Chairman of the Board since 1975. Consultant to the Company since July 1999. Chief Executive Officer of the Company
                                        from June 1994 to June 1999. Member of the Office of the
                                        Chief Executive of the Company from July 1991 to June 1994.
                                        Chairman of the Office of the Chief Executive from June
                                        1999 to December 1999. President, Alpharma AS, from October
                                        1994 to March 2000. President, Apothekernes Laboratorium AS
                                        (now A. L. Industrier ASA), from 1972 to 1994. Chairman of
                                        A. L. Industrier ASA since November 1994. Chairman of the
                                        Company's Executive and Finance Committee.

NAME                             AGE                   PRINCIPAL BUSINESS EXPERIENCE
----                             ---                   -----------------------------

Robert Thong...................  43     Director of the Company since February 2003. Co-Founder,
                                        Director and Officer of NovaSecta, a management advisory
                                        and executive coaching group, since 2002. Since 1999,
                                        Managing Director of Phizz Rx Limited, a provider of
                                        executive advice and consulting to the life sciences,
                                        medical technology and fine chemicals sectors in the U.K.
                                        and the U.S. Vice President of Renaissance Worldwide
                                        Strategy Limited, a global consulting company, and its
                                        subsidiary COBA Consulting Limited and leader of the
                                        European Biosciences Consulting Team, from 1997 to 1999.
                                        Vice President of Gemini Consulting (now Cap Gemini Ernst &
                                        Young), providers of information technology consulting
                                        services, from 1990 to 1997. Member of the Company's
                                        Executive and Finance Committee.

Ingrid Wiik....................  59     President, Chief Executive Officer and Director of the
                                        Company since January 2000. President of Alpharma's
                                        International Pharmaceuticals Division from 1994 to January
                                        2000. President, Pharmaceutical Division of Apothekernes
                                        Laboratorium A.S. (now A. L. Industrier ASA) from 1986 to
                                        1994.

                       BOARD OF DIRECTORS AND COMMITTEES

BOARD MEETINGS, ANNUAL MEETING AND ATTENDANCE OF DIRECTORS

     The Company's Board of Directors (the "Board") held 8 meetings in 2003. Each person who served as a director in 2003 attended at least 75% of the aggregate of (i) the total number of meetings of the Company's Board of Directors held while such person was a member, and (ii) the total number of meetings held by all committees of the Company's Board of Directors on which such person served while such person was a member of such committee, with the exception of Mr. Einar Kloster, who is not standing for re-election. The Company does not have a policy requiring directors to attend its annual meetings of stockholders, however, the Company encourages such attendance and all of the current directors attended the 2003 Annual Meeting of Stockholders held on May 19, 2003, with the exception of Mr. Kloster.

BOARD AND COMMITTEE INDEPENDENCE

     The Company complies with the corporate governance rules set forth in the New York Stock Exchange ("NYSE") listing standards, as approved by the Securities and Exchange Commission. Under these corporate governance rules, the Company is a "controlled company," whose voting power is more than 50% held by
A. L. Industrier ASA. As a "controlled company", the Company is entitled to exemptions from the following three corporate governance requirements: (1) to have a majority of independent directors, (2) to have a nominating/corporate governance committee composed entirely of independent directors, and (3) to have a compensation committee composed entirely of independent directors. Notwithstanding its exempt status, the Company has chosen to comply voluntarily with the requirements to have a majority of independent directors on its Board, and to have a fully independent Compensation Committee. Consistent with the NYSE requirements, the Company also has an audit committee (its Audit and Corporate Governance Committee) composed entirely of independent directors, and this committee performs the corporate governance functions required of a nominating/corporate governance committee.

     In determining Board independence in compliance with the NYSE rules, the Board considers whether directors or director nominees have a material relationship with the Company. When assessing materiality, the Board weighs all relevant facts and circumstances, using the following categorical standards to determine director independence: (1) whether the director or nominee, or his or her immediate family member, is currently (or has in the past been): (a) receiving more than $100,000 per year in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service -- unless such compensation is contingent in any way on continued service); (b) affiliated with or employed by a present or former internal or external auditor of the Company; (c) employed as an executive officer of another company where any of the Company's present executive officers serves as a member of such other company's compensation committee; or (d) an executive officer or an employee of another company: (i) that accounts for at least 2% or $1 million, whichever is greater, of the Company's consolidated gross revenues, or (ii) for which the Company accounts for at least 2% or $1 million, whichever is greater, of such other company's consolidated gross revenues; and (2) whether certain other factors or circumstances external to the Company exist that would materially interfere with the director or nominee making decisions without regard to such factors or circumstances. Applying these standards, the Board determined in May 2003 that the following directors, constituting a majority of the Board, qualify as "independent" members of the
Board: Messrs. Glen E. Hess and William I. Jacobs, Ms. Jill Kanin-Lovers, Messrs. Einar Kloster, Robert Thong and Peter G. Tombros, and Ms. Farah M. Walters.

     In determining Audit and Corporate Governance Committee independence, the Board first considers whether directors or director nominees qualify as "independent" to serve on the Board (as set forth above), and, if answered affirmatively, whether they satisfy two additional independence requirements:
(1) whether the director or nominee currently receives (or in the past has received), directly or indirectly, compensation of any kind (including salary, legal fees, consulting fees and auditing fees) from the Company, other than director's compensation for prior service that is not contingent in any way on continued service, and (2) whether the director or nominee is an "affiliated person" of the company, in that he or she is either (a) an executive officer or
(b) a stockholder holding 10% or more of any class of Company securities. Applying these standards, the Board determined in May 2003 that the following directors, constituting the entire Audit and Corporate Governance Committee, qualify as "independent" to serve on the Board's Audit and Corporate Governance
Committee: Messrs. William I. Jacobs (Chairman) and Peter G. Tombros, and Ms. Farah M. Walters.

     In determining Compensation Committee independence, the Board first considers whether directors or director nominees qualify as "independent" to serve on the Board (as set forth above), and, if answered affirmatively, whether they satisfy two additional independence requirements (these are not NYSE requirements, rather Company requirements): (1) whether the director or nominee is a "Non-Employee Director" under Rule 16b-3 of the Securities Exchange Act of 1934, which means a director or nominee who: (a) is not currently an officer or employee of the Company or its subsidiaries; (b) does not receive more than $60,000 in compensation annually from the Company or its subsidiaries for services rendered as a consultant; (c) does not possess a direct or indirect material interest in any transaction with the Company or its subsidiaries where the amount involved exceeds $60,000; and (d) is not engaged in a business relationship with the Company or its subsidiaries where the amount involved exceeds greater than 5% of the consolidated gross revenue of either company; and
(2) whether the director or nominee is an "Outside Director" under Internal Revenue Service Code Section 162(m), in that he or she: (a) is not currently an officer or employee of the Company or its subsidiaries; (b) is not a former employee of the Company or its subsidiaries who is currently receiving remuneration from the Company or its subsidiaries for prior services; (c) has not been an officer of the Company or its subsidiaries; and (d) is not currently receiving, directly or indirectly, compensation of any kind from the Company other than director's compensation. Applying these standards, the Board determined in May 2003 that the following directors, constituting the entire Compensation Committee, qualify as "independent" to serve on the Board's Compensation Committee: Messrs. Peter G. Tombros (Chairman), William I. Jacobs, and Ms. Jill Kanin-Lovers.

COMMITTEES OF THE BOARD

     Pursuant to its by-laws, as amended, the Company has established standing Audit and Corporate Governance, Executive and Finance and Compensation Committees (the Compensation Committee assumed the duties of the Company's former Stock Option Committee in May 2003).

     The Audit and Corporate Governance Committee provides assistance to the Company's Board of Directors in fulfilling the Board's oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the Company's Corporate Governance Principles (available on the Company's website at www.Alpharma.com by clicking on the "About Alpharma" tab). In so doing, it is the responsibility of the committee to maintain free and open communications between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose. The

Company shall provide funding necessary for the committee to retain outside counsel and experts. The committee is charged with taking the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk and corporate governance practices, and ethical behavior. In furtherance of this mission, the Audit and Corporate Governance Committee administered the Board's completion of an annual performance evaluation at its March 2004 meeting, to evaluate the effectiveness of the Board and its committees. In addition, the Company's Board of Directors has adopted a resolution requiring the Audit and Corporate Governance Committee to review transactions between the Company and A. L. Industrier (the beneficial owner of all the outstanding Class B Stock) (or their respective subsidiaries) involving more than $50,000 and to report to the Company's Board of Directors regarding whether such transactions are fair to the Company. Such resolution also requires prior approval of the Audit and Corporate Governance Committee for any transaction with A. L. Industrier which involves $500,000 or more, and prior approval of the Audit and Corporate Governance Committee is required for any sale or transfer of assets to or from A. L. Industrier other than inventory sold or transferred in the ordinary course of business. The Audit and Corporate Governance Committee also monitors the Company's Business Conduct Guidelines. The committee charter, (attached as Appendix I to this Proxy Statement and also available on the Company's website at www.Alpharma.com by clicking on the "About Alpharma" tab), governs the operations of the Audit and Corporate Governance Committee, and requires that the committee be comprised of at least three directors, each of whom are "independent" directors. (See "Board of Directors and Committees; Board and Committee Independence" for a description of such independence criteria). All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise necessary to be considered a "financial expert" under Section 407 of the Sarbanes-Oxley Act of 2002 and the associated rules of the Securities and Exchange Commission. The Board determined that Mr. William I. Jacobs, Chairman of the Audit and Corporate Governance Committee, qualifies as an "Audit Committee Financial Expert" pursuant to these rules, based on his attributes, education and experience. In addition, the Board also determined that all of the members of the Audit and Corporate Governance Committee qualify as "financially literate." The current members of the Audit and Corporate Governance Committee are Messrs. William I. Jacobs (Chairman) and Peter G. Tombros and Ms. Farah M. Walters. The Audit and Corporate Governance Committee held 14 meetings in 2003.

     The Executive and Finance Committee is generally empowered, to the fullest extent permitted by Delaware law, to exercise all power and authority vested in the Company's Board of Directors. By resolution, the Company's Board of Directors has specifically authorized and requested the Executive and Finance Committee to act on behalf of the Board in situations when the full Board is unable to meet, to discuss and consult with the Chief Executive Officer of the Company as requested by such officer and to act with respect to such matters as the Board may from time to time designate. Additionally, the Executive and Finance Committee reviews and has the authority to make recommendations to the Board of Directors with respect to raising funds required in the operation of the Company. The charter of the Executive and Finance Committee is available on the Company's website at www.Alpharma.com by clicking on the "About Alpharma" tab. The current members of the Executive and Finance Committee are Messrs. Einar W. Sissener (Chairman), Glen E. Hess, and Robert Thong. The Executive and Finance Committee held 12 meetings in 2003.

     The Compensation Committee has the authority of the Company's Board of Directors with respect to the compensation, benefit and employment policies and arrangements for directors, the CEO, executive officers and other key employees of the Company. The Committee also has authority with respect to the compensation and benefit plans generally applicable to the Company's employees. The committee charter (available on the Company's website at www.Alpharma.com by clicking on the "About Alpharma" tab) governs the operations of the Compensation Committee and requires that the committee be comprised of at least three directors, each of whom are "independent" directors. (See "Board of Directors and Committees; Board and Committee Independence" for a description of such independence criteria.) The current members of the Compensation Committee are Messrs. Peter G. Tombros (Chairman) and William I. Jacobs, and Ms. Jill Kanin-Lovers. The Compensation Committee held 12 meetings in 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2003, Messrs. I. Roy Cohen (a former director of the Company until May 2003), Hess, Jacobs, Sissener and Tombros and Ms. Kanin-Lovers served on the Compensation Committee. Mr. Cohen is a former executive officer of the Company, having served as President and Chief Executive Officer from 1976 to January 1991 and as a member of the Office of the Chief Executive from July 1991 through June 1994. Mr. Hess' professional corporation is a partner of Kirkland & Ellis LLP, a law firm which, since 1978, has performed and continues to perform significant legal services for the Company. (See "Certain Relationships and Related Transactions" for further information). Mr. Sissener currently serves as Chairman of the Board of the Company and as a consultant to the Company and, from June 1994 to June 1999, was the Company's Chief Executive Officer. (See "Nominee for Class B Directors" and "Certain Relationships and Related Transactions" for further information). Each of Messrs. Cohen, Hess and Sissener resigned from the Compensation Committee in March 2003.

DIRECTORS' COMPENSATION

     Pursuant to an agreement between the Company and Mr. Sissener dated July 1, 1999, in 2003 Mr. Sissener received $150,000 for serving as Chairman of the Company's Board of Directors (and as a director of certain of the Company's subsidiaries). In March 2004, the Board took action to increase this payment to $200,000, beginning with the 2004 payment. Pursuant to an agreement between the Company and Mr. Cohen, Mr. Cohen receives an honorarium in the amount of $12,500 per year in recognition of his service to the Company, payable on December 1st of each year from 2003 through 2007. (See "Certain Relationships and Related Transactions" for a description of Mr. Sissener's and Mr. Cohen's agreements).

     During 2003, each director (except Mr. Sissener and Ms. Wiik) received directors' fees of $22,500. Each director also received a grant of an option to acquire 10,000 shares of Class A Stock pursuant to the 2003 Omnibus Incentive Compensation Plan, with a grant date of May 20, 2003, an exercise price of $19.00 per share, a general term of ten years from the date of grant, and vesting at the rate of 100% on the date of the first Annual Meeting of Stockholders following the date of grant, subject to certain conditions. The options received by Ms. Kanin-Lovers, Mr. Thong and Ms. Walters each included the right to acquire an additional 1,800 shares of the Company's Class A Stock (for a total of 11,800 shares each), upon the same terms, in recognition of each such director's service on the Board from February 2003 through the 2003 Annual Meeting of Stockholders in May 2003. In addition, each director (other than Mr. Sissener and Ms. Wiik) received $1,200 for each Board meeting attended in person, $600 for each Committee meeting attended in person and one-half of the applicable fee for each meeting attended by telephone (with certain exceptions). The Chairman of each of the Audit and Corporate Governance and Compensation Committees received an additional payment of $7,500. In March 2004, the Board increased, with immediate effect, the annual director fee to $30,000 and the Board and Committee meeting fees to $1,200 per meeting.

     Directors have the ability to participate in the Company's Amended and Restated Deferred Compensation Plan, dated October 12, 1994, through which they may defer receipt of cash compensation, and earn interest quarterly on such deferred amounts, at the rate of two percentage points below the prime rate (as published in the Wall Street Journal), provided such amount shall not exceed 12% or be less than 4%.

CORPORATE GOVERNANCE PRINCIPLES

     The Board has adopted Corporate Governance Principles (which are available on the Company's website at www.Alpharma.com by clicking on the "About Alpharma"
tab) to provide the general framework for the governance of the Company. The Corporate Governance Principles specifically address the role of the Board and management, the functions of the Board, qualifications of directors, independence of directors and committees, the making of loans, size of the Board and selection process, Board committees, meetings of non-employee directors, setting the Board agenda, ethics and conflicts of interest, reporting of concerns to the Audit and Corporate Governance Committee, Board compensation, access to senior management and independent advisors, director orientation and continuing education, succession planning and the Board's annual performance evaluation.

DIRECTOR IDENTIFICATION AND SELECTION

     As set forth in "Board and Committee Independence" above, the Company is exempt from the NYSE requirement to have a nominating committee. The Company's process for director selection and director qualifications are as set forth in the Company's Corporate Governance Principles (which are available on the Company's website at www.Alpharma.com by clicking on the "About Alpharma" tab). In summary, the Chairman of the Board, Mr. Einar W. Sissener, proposes a slate of nominees to the Board for election by the stockholders in accordance with the procedures and rules established in the Company's Certificate of Incorporation. Between annual stockholder meetings, the Board may elect directors to serve until the next annual meeting. In order to be selected, directors shall possess the highest personal and professional ethics, integrity and values, and be committed to representing the interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company endeavors to have a Board representing diverse experience at policy-making levels in business, government, education and technology, and in other areas that are relevant to the Company's global activities. The Board does not believe that arbitrary term limits on directors' service are appropriate, nor does it believe that directors should expect to be routinely re-nominated on an annual basis.

COMMUNICATIONS FROM STOCKHOLDERS

     Stockholders may send communications to the Board (and to individual directors) through the Secretary of the Company, Mr. Robert F. Wrobel. The Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. The Secretary will consider most commercial solicitations and other matters not relevant to the Company's stockholders, its Board of Directors, or to the Company in general, to be inappropriate for consideration by the directors. You may communicate directly with the Chairman of the Company's Audit and Corporate Governance Committee by sending an e-mail to auditchair@alpharma.com. You may communicate with outside (non-management) directors, individually or as a group, by sending an e-mail to outsidedirectors@alpharma.com.

                                    AUDITORS

     It is expected that the Audit and Corporate Governance Committee of the Board of Directors will select PricewaterhouseCoopers LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2004. PricewaterhouseCoopers LLP served as the Company's independent accountants in 2003. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to any appropriate questions, and he or she will be given the opportunity to make a statement to the stockholders.

     Pursuant to its charter (attached as Appendix I to this Proxy Statement and also available on the Company's website at www.Alpharma.com by clicking on the "About Alpharma" tab), the Audit and Corporate Governance Committee adopted its "Audit & Non-Audit Services Pre-Approval Policy" in May 2003 to establish procedures by which it pre-approves all audit and non-audit services provided by its independent auditor. Through this policy, the Audit and Corporate Governance Committee ensures that the audit and non-audit services provided by its independent auditor are compatible with maintaining the independence of such auditor and maximizing efficiency overall. The Company's policy sets forth a list of those types of audit, audit-related and tax services that its independent auditor is permitted to provide, and therefore have the general pre-approval of the Audit and Corporate Governance Committee. If a type of service has not received such "general" pre-approval, it will require "specific" pre-approval by the Audit and Corporate Governance Committee, based on a review of facts and circumstances, before such service may be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the committee. The policy also sets forth those non-audit services that the Company's independent auditor is prohibited from providing, based upon legal requirements.

                     PRINCIPAL ACCOUNTING FEES AND SERVICES

     The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP, the Company's independent accountants for fiscal year ending December 31, 2003, for professional services rendered in connection with the Company's financial statements and reports for fiscal year 2003 and for other services rendered during fiscal year 2003 on behalf of the Company and its subsidiaries, as well as all "out-of-pocket" costs incurred in connection with these services, which have been or will be billed to the
Company:

                                                                 2003         2002
                                                              ----------   ----------
Audit Fees(1)...............................................   1,982,000    1,592,000
Audit-Related Fees(2).......................................     389,000      151,000
Tax Fees(3).................................................     477,000      440,000
All Other Fees..............................................           0            0
Total(4)....................................................   2,848,000    2,183,000

---------------

(1) Audit Fees for fiscal years 2003 and 2002 were for professional services rendered by the auditor for the audit of the Company's annual and quarterly financial statements and services provided in connection with statutory and regulatory filings or engagements.

(2) Audit-Related Fees for fiscal years 2003 and 2002 were for assurance and related services rendered by the auditor that were reasonably related to the performance of the audit or review of the Company's financial statements, but not included in Audit Fees above. These services related primarily to providing assistance with the Company's debt placement filings, auditing of employee benefit plans, providing due diligence assistance and providing advisory services relating to the Sarbanes-Oxley Act of 2002.

(3) Tax Fees for fiscal years 2003 and 2002 were for professional services rendered by the auditor primarily for tax compliance, and also for tax advice and tax planning.

(4) With the adoption of its Audit & Non-Audit Services Pre-Approval Policy in May 2003, the Audit and Corporate Governance Committee commenced pre-approval of fees and services included within the scope of its policy. (See "Auditors" above for further information). During 2003, the Audit and Corporate Governance Committee did not utilize the de minimus exception to pre-approval offered by the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION
     The following table (the "Summary Compensation Table") sets forth annual and long-term compensation paid to, or accrued for, the executive officers named below (the "named executive officers") by the Company or its subsidiaries during 2003, 2002 and 2001:

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                                                                 AWARDS
                                                                                        -------------------------
                                               ANNUAL COMPENSATION                      RESTRICTED
                                            --------------------------   OTHER ANNUAL     STOCK                      ALL OTHER
                                                    SALARY     BONUS     COMPENSATION    AWARD(S)    OPTION/SARS    COMPENSATION
NAME AND PRINCIPAL POSITION DURING 2003(1)  YEAR     ($)        ($)         ($)(2)        ($)(3)        (#)(4)         ($)(5)
------------------------------------------  ----   --------   --------   ------------   ----------   ------------   ------------
Ingrid Wiik............................     2003    754,609    213,000         *         965,000       100,000         38,702
  President and Chief                       2002    705,000    290,000         *              --       100,000         37,915
  Executive Officer                         2001    690,000         --         *              --        40,000         36,522

Carol A. Wrenn.........................     2003    368,250    215,000         *         674,188            --         16,774
  President, Animal Health                  2002    325,000     80,000         *              --        69,668          7,960
                                            2001     26,239     65,000         *              --        30,000             --

Matthew T. Farrell.....................     2003    467,308    115,000         *         216,353        75,000         18,747
  Executive Vice President                  2002    305,888    175,000         *              --       100,000         12,136
  & Chief Financial Officer                 2001         --         --         *              --            --             --

Robert F. Wrobel.......................     2003    425,769     61,500         *              --            --         26,037
  Executive Vice President,                 2002    407,310     90,200         *              --        67,334         22,472
  Chief Legal Officer                       2001    400,000         --         *              --        20,000         23,403
  & Secretary

Ronald N. Warner.......................     2003    300,000    100,000   60,600               --            --          8,991
  Senior Vice President,                    2002     19,615     75,000         *              --        40,000             24
  Compliance and Human                      2001         --         --         *              --            --             --
  Pharmaceuticals Scientific Affairs

Michael J. Nestor......................     2003    417,500    466,800         *              --            --         15,738
  President, U.S. Branded                   2002    450,000     80,000         *              --        65,000          9,401
  Human Pharmaceuticals                     2001    106,875    467,862         *              --        20,000         14,314

Kurt J. Orlofski.......................     2003    296,515    390,000         *              --        10,000         12,071
  Senior Vice President,                    2002    265,438     44,100         *              --        33,438          3,884
  Human Pharmaceuticals                     2001    228,958    441,934         *              --        10,000             --
  Business Development

---------------
(1) Includes those persons who, in fiscal year 2003, were the Chief Executive Officer or one of the four most highly compensated officers, as measured by salary and bonus. Also includes two former executive officers, Mr. Nestor and Mr. Orlofski, who would have been two of the four most highly compensated executive officers if not for the fact that they were not executive officers at the end of the fiscal year ended December 31, 2003. A modest amount of Ms. Wiik's compensation is nondeductible compensation under
    Section 162(m) of the Internal Revenue Code, as amended. Dr. Warner joined the Company on December 4, 2002 as Vice President, Global Scientific Affairs, and assumed his current position in February 2003. Mr. Nestor served as Executive Vice President & President, U.S. Human Pharmaceuticals Division until February 4, 2003, when he assumed the position listed above. Mr. Nestor's employment with the Company terminated on March 12, 2004, and his bonus includes a $366,800 bonus he received pursuant to his employment agreement upon his 2-year anniversary with the Company in

    September 2003. Mr. Orlofski's position ceased to be an executive officer position in June 2003, and his employment with the Company terminated on March 16, 2004. Mr. Orlofski's bonus was received pursuant to his employment agreement, upon his 2-year anniversary with the Company in November 2003.

(2) Reflects Dr. Warner's 2003 Executive Allowance in the amount of $28,600 and the value of re-location benefits he received from the Company in 2003 in the amount of approximately $32,000.

(3) Reflects the dollar value on the date of grant of restricted stock issued under the 2003 Omnibus Incentive Compensation Plan. On December 31, 2003, the named executive officers held an aggregate of 94,735 shares of restricted stock valued at $1,904,174, based upon the closing market price of the Company's Class A Stock at the end of the fiscal year ended December 31, 2003. Ms. Wiik and Mr. Farrell's restricted stock will 100% vest on the five-year anniversary of grant; Ms. Wrenn's restricted stock will vest at the rate of 25%, 25% and 50% on July 15, 2004, 2005 and 2006, respectively, and shall immediately vest in the event of a closing of a sale of all, or substantially all, of the assets of the Company's Animal Health business. All shares of restricted stock listed above are subject to accelerated vesting upon the executive officer's death or disability (but not upon his or her retirement). Quarterly dividends are paid on all of the restricted stock holdings for the named executive officers.

(4) Reflects the number of options granted under the 1997 Incentive Stock Option and Stock Appreciation Right Plan. The Company has not granted any stock appreciation rights ("SARs") to any of the named executive officers in 2001, 2002 or 2003.

(5) Includes contributions by the Company to various employee profit-sharing, stock purchase and savings plans. The amounts shown for 2003 include: (a) matching contributions under the Employee Stock Purchase Plan (Ms.
    Wiik -- $14,746, Ms. Wrenn -- $7,365, Mr. Farrell -- $9,346, Mr.
    Wrobel -- $8,515, Dr. Warner -- $4,615, Mr. Nestor -- $6,263, and Mr.
    Orlofski -- $5,871); (b) matching contributions to the Company's Savings Plan (Ms. Wiik -- $16,385, Ms. Wrenn -- $8,151, Mr. Farrell -- $7,892, Mr.
    Wrobel -- $11,165, Dr. Warner -- $2,492, Mr. Nestor -- $7,643, and Mr.
    Orlofski -- $5,780); and (c) taxable life insurance premiums (Ms.
    Wiik -- $7,571, Ms. Wrenn -- $1,258, Mr. Farrell -- $1,509, Mr.
    Wrobel -- $6,357, Dr. Warner -- $1,884, Mr. Nestor -- $1,832, and Mr.
    Orlofski -- $420).

 * The incremental cost of the perquisites for each named executive in each of 2003, 2002, and 2001 (unless indicated otherwise) was not in excess of the lesser of (a) $50,000 or (b) 10% of the amounts reported as Salary and Bonus for such year in the Summary Compensation Table. In 2003, the Company provided an Executive Allowance for each of its named executive officers, with the exception of Ms. Wiik, in the amount of $28,600.

EMPLOYMENT AGREEMENTS

     The named executive officers are each employed by the Company on an "at-will" basis, and are parties to the following employment agreements:

     Ms. Wiik is a party to an employment agreement with the Company dated October 26, 2000. This agreement provides that the Company shall provide Ms. Wiik with, or reimburse her for, the use of an automobile in the United States and in Norway, plus reimbursement for garaging, insurance and auto maintenance. Ms. Wiik also receives reimbursement for tax and financial services planning and she participates in all of the employee benefits available to executives of the Company (except as set forth below) including eligibility for participation in the Company's Savings Plans, Employee Stock Purchase Plan, group health, dental, life and accidental death and dismemberment insurance programs, short-term disability program, tuition reimbursement program and the Severance and Change in Control Plans. (See below for a description of the Severance and Change in Control Plans.) Ms. Wiik does not receive an Executive Allowance separate from the reimbursements set forth above. Ms. Wiik also does not participate in the

Company's Pension Plans (defined below). Upon retirement, Ms. Wiik is entitled to receive a defined retirement benefit that is primarily based on a percentage of her base salary for the twelve months prior to her retirement. (See "Retirement Plans" for further information.)

     Ms. Wrenn is a party to an employment agreement with the Company dated October 19, 2001, which is supplemented by agreements dated July 15, 2003 and February 11, 2004. Pursuant to these agreements, Ms. Wrenn received a sign-on bonus of $65,000 in October 2001. Ms. Wrenn was also granted 33,525 shares of restricted stock in July 2003 under the 2003 Omnibus Incentive Compensation Plan. These restricted shares shall vest at the rate of 25%, 25% and 50% on each of July 15, 2004, 2005 and 2006, respectively; however, the shares shall vest immediately in the event of a closing of a sale of all, or substantially all, of the assets of the Company's Animal Health business. Furthermore, if such sale occurs at a purchase price of at least a specified minimum amount, Ms. Wrenn shall receive a lump-sum payment of $100,000. Ms. Wrenn is required to provide the Company with 90 days' notice in the event of her resignation. Ms. Wrenn participates in all of the employee benefits available to executives of the Company, including the receipt of an Executive Allowance in the amount of $28,600 per year, and eligibility for participation in the Company's Pension Plans, Savings Plans, Employee Stock Purchase Plan, group health, dental, life and accidental death and dismemberment insurance programs, short-term disability program, tuition reimbursement program and the Severance and Change in Control Plans. (See below for a description of the Severance and Change in Control Plans.) In addition, if Ms. Wrenn is terminated as a result of a sale of all, or substantially all, of the assets of the Company's Animal Health business, she shall receive her base salary and certain benefits for thirty months, subject to certain tax limitations, even though such a sale would not otherwise qualify as a "change in control" of the Company under the Change in Control Plan.

     Mr. Farrell is a party to an employment agreement with the Company dated April 12, 2002, which, upon joining the Company, provided him with 100,000 options under the Company's 1997 Incentive Stock Option and Stock Appreciation Right Plan and a minimum bonus guarantee of $150,000 for the 2002 performance year. The agreement also specifies that Mr. Farrell will be provided, in addition to his normal annual stock option grants, an additional 20,000 options in 2003 and 2004. Mr. Farrell participates in all of the employee benefits available to executives of the Company, including the receipt of an Executive Allowance in the amount of $28,600 per year, and eligibility for participation in the Company's Pension Plans, Savings Plans, Employee Stock Purchase Plan, group health, dental, life and accidental death and dismemberment insurance programs, short-term disability program, tuition reimbursement program and the Severance and Change in Control Plans. (See below for a description of the Severance and Change in Control Plans.)

     Mr. Wrobel is a party to an employment agreement with the Company dated October 8, 1997, pursuant to which he received a sign-on bonus in October 1997 of $25,000 and 5,000 stock options under the Company's 1997 Incentive Stock Option and Stock Appreciation Right Plan. Mr. Wrobel participates in all of the employee benefits available to executives of the Company, including the receipt of an Executive Allowance in the amount of $28,600 per year, and eligibility for participation in the Company's Pension Plans, Savings Plans, Employee Stock Purchase Plan, group health, dental, life and accidental death and dismemberment insurance programs, short-term disability program, tuition reimbursement program and the Severance and Change in Control Plans. (See below for a description of the Severance and Change in Control Plans.)

     Dr. Warner is a party to an employment agreement with the Company dated November 6, 2002, which is supplemented by an agreement dated February 26, 2003. These agreements provided him with a one-time sign-on bonus of $150,000, to be paid 50% immediately upon his start date in December 2002 and 50% upon his completion of 18 months of employment. Dr. Warner was also granted, upon his start date, 40,000 stock options under the Company's 1997 Incentive Stock Option and Stock Appreciation Right Plan. Dr. Warner participates in all of the employee benefits available to executives of the Company, including the receipt of an Executive Allowance in the amount of $28,600 per year, and eligibility for participation in the Company's Pension Plans, Savings Plans, Employee Stock Purchase Plan, group health, dental, life and accidental death and dismemberment insurance programs, short-term disability program, tuition reimbursement program and the Severance and Change in Control Plans. (See below for a description of the Severance and Change in Control Plans.)

     Mr. Nestor was a party to an employment agreement with the Company dated September 17, 2001, which was supplemented by an employment agreement dated February 26, 2003. Pursuant to these agreements, Mr. Nestor received a sign-on bonus of $366,800 upon joining the Company in September 2001, and an equal bonus amount in September 2003 upon his 2-year anniversary with the Company. These bonuses were influenced by obligations owing to Mr. Nestor prior to the Company's acquisition in 2001 of the F.H. Faulding business (Mr. Nestor's prior employer). Mr. Nestor also received a grant of 20,000 stock options in September 2001 pursuant to the Company's 1997 Incentive Stock Option and Stock Appreciation Right Plan. Mr. Nestor is a party to a separation agreement with the Company dated March 12, 2004, pursuant to which his employment with the Company terminated effective March 12, 2004. Subject to the terms of the separation agreement, Mr. Nestor shall receive severance benefits in the form of salary continuation for eighteen months, until September 12, 2005. In addition, for the full eighteen months, Mr. Nestor shall receive a bonus award, at the annual rate of 75% of his base salary in effect immediately preceding his separation, and he shall continue to receive his executive allowance at the annual rate of $28,600. Mr. Nestor is bound by certain restrictive covenants, including confidentiality, non-disparagement and non-solicitation restrictions.

     Mr. Orlofski was a party to an employment agreement with the Company dated November 15, 2001, which was supplemented by an employment agreement dated February 26, 2003. Pursuant to these agreements, Mr. Orlofski received a sign-on bonus of $390,000 upon joining the Company in November 2001 and an equal bonus amount in November 2003 upon his 2-year anniversary with the Company. These bonuses were influenced by obligations owing to Mr. Orlofski prior to the Company's acquisition in 2001 of the F.H. Faulding business (Mr. Orlofski's prior employer). He also received a grant of 10,000 stock options in November 2001 and a grant of 10,000 stock options in February 2003, both pursuant to the Company's 1997 Incentive Stock Option and Stock Appreciation Right Plan. Mr. Orlofski is a party to a separation agreement with the Company dated January 20, 2004, as amended effective March 18, 2004, pursuant to which his employment with the Company terminated effective March 16, 2004. Subject to the terms of the separation agreement, Mr. Orlofski shall receive severance benefits in the form of salary continuation for eighteen months, until September 17, 2005. In addition, for the full eighteen months, Mr. Orlofski shall receive a bonus award, at the annual rate of 50% of his base salary in effect immediately preceding his separation, and he shall continue to receive his executive allowance at the annual rate of $28,600. Mr. Orlofski is bound by certain restrictive covenants, including confidentiality, non-disparagement and non-solicitation restrictions.

SEVERANCE AND CHANGE IN CONTROL PLANS

     Ms. Wiik, Ms. Wrenn, Messrs. Farrell and Wrobel and Dr. Warner receive additional benefits pursuant to the Company's Severance Plan and Change in Control Plan, both of which were adopted by the Board of Directors in 2002 and amended in February and April 2004 (the "Severance Plan" and "Change In Control Plan", respectively).

     Pursuant to the terms of the Severance Plan, in the event Ms. Wiik is terminated for any reason other than for cause, she is entitled to receive her base salary, bonus and certain benefits for twenty-four months, subject to certain tax limitations. Pursuant to the Change in Control Plan, if Ms. Wiik is terminated as a result of a change in control of the Company, she is entitled to receive her salary and certain benefits for thirty-six months, subject to certain tax limitations, and her outstanding stock options shall immediately vest. Furthermore, pursuant to the Change in Control Plan, upon certain conditions following a "change in control",

Ms. Wiik's outstanding shares of Restricted Stock and Performance Units, granted pursuant to the Company's 2003 Omnibus Incentive Compensation Plan, shall also immediately vest.

     Additionally, the Severance Plan provides that in the event that an executive officer, including Ms. Wrenn, Messrs. Farrell and Wrobel and Dr. Warner, is terminated for any reason other than for cause, such executive officer is entitled to receive his or her base salary, bonus and certain benefits for eighteen months, subject to certain tax limitations. The Change in Control Plan provides that if such an executive officer is terminated as a result of a change in control of the Company, such executive officer is entitled to receive his or her base salary and certain benefits for thirty months, subject to certain tax limitations, and his or her outstanding stock options shall immediately vest. Furthermore, pursuant to the Change in Control Plan, upon certain conditions following a "change in control", such executive officer's outstanding shares of Restricted Stock and Performance Units, granted pursuant to the Company's 2003 Omnibus Incentive Compensation Plan, shall also immediately vest.

     The Severance Plan also provides for payments to be made to certain other key employees of the Company in the event of termination for any reason other than for cause or as a result of a change in control of the Company. The Change in Control Plan provides for payments to be made to such key employees upon a change in control of the Company, in addition to the potential acceleration of vesting of certain stock options, shares of Restricted Stock and Performance Units granted pursuant to the Company's 2003 Omnibus Incentive Compensation Plan.

PERFORMANCE CASH BONUS INCENTIVE PLAN

     The Company has approved the goals underlying the Company's Executive Bonus Plan which shall apply to the 2004 fiscal year. This Plan provides that all executive officers and key employees performing services for the Company will be entitled to receive a cash bonus within a target range, assuming achievement of certain operating division and Company financial levels relative to respective budgets, and certain individual performance factors. Higher cash bonuses than the target level may be paid if budgeted financial levels and individual performance expectations are exceeded, and it is possible that no cash bonuses may be paid if such levels are not met. Ms. Wiik has a target bonus for 2004 of 100% of base salary. Ms. Wrenn, Messrs. Farrell and Wrobel and Dr. Warner have target bonuses for 2004 of 50% of base salary.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table discloses, for the named executive officers, certain information with respect to options granted during 2003. All grants are options under the Company's 1997 Incentive Stock Option and Stock Appreciation Right Plan.

                       NUMBER OF
                       SHARES OF     % OF TOTAL                                      POTENTIAL REALIZABLE VALUE
                        CLASS A        SHARES                                        AT ASSUMED ANNUAL RATES OF
                      COMMON STOCK   GRANTED TO                                     STOCK PRICE APPRECIATION FOR
                       UNDERLYING    EMPLOYEES                                               OPTION TERM
                        OPTIONS      IN FISCAL    EXERCISE                          -----------------------------
NAME                    GRANTED         YEAR       PRICE     EXPIRATION DATE(1)          5%              10%
----                  ------------   ----------   --------   ------------------     -------------   -------------
Ingrid Wiik..........   100,000        29.20%      $16.46    February 27, 2013       $1,035,161      $2,623,300
Matthew T. Farrell...    75,000        21.90%      $16.46    February 27, 2013       $  776,370      $1,967,475
Kurt J. Orlofski.....    10,000         2.92%      $16.46    February 27, 2013       $  103,516      $  262,330

---------------
(1) Options vest at the rate of 25% on each of the first four anniversaries of the date of grant, and become 100% vested on February 27, 2007.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table discloses, for the named executive officers, (a) the number of shares acquired upon the exercise of options or with respect to which such options were exercised, and the aggregate dollar value realized upon such exercise, and (b) the number and value of unexercised options, in each case as of December 31, 2003.

                                                            NUMBER OF SHARES               VALUE OF UNEXERCISED
                         NUMBER OF                       UNDERLYING UNEXERCISED                IN-THE-MONEY
                          SHARES                           OPTIONS AT 12/31/03            OPTIONS AT 12/31/03(1)
                        ACQUIRED ON                    ---------------------------   ---------------------------------
NAME                     EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE(2)
----                    -----------   --------------   -----------   -------------   --------------   ----------------
Ingrid Wiik...........         0         $      0        135,375        189,625         $ 91,316          $637,948
Carol A. Wrenn........    10,834         $114,472         37,834         51,000         $102,655          $307,965
Matthew T. Farrell....         0         $      0         25,000        150,000         $101,250          $576,750
Robert F. Wrobel......         0         $      0         93,084         46,250         $226,559          $244,245
Ronald N. Warner......         0         $      0         10,000         30,000         $ 73,400          $220,200
Michael J. Nestor.....     8,000         $ 82,560         40,750         36,250         $142,480          $204,420
Kurt J. Orlofski......     6,000         $ 65,520         16,688         30,750         $ 44,449          $162,770

---------------
(1) All grants are options under the Company's 1997 Incentive Stock Option and Appreciation Right Plan.

(2) Value is based on the closing price of a share of Class A Stock on December 31, 2003 ($20.10) minus the exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of the Company's stock on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial stockholders are required by Commission regulation to furnish the Company with copies of all Forms 3, 4 and 5 that they file. The Company believes that during the 2003 fiscal year, its executive officers, directors and greater than 10% beneficial stockholders each complied with all Section 16(a) filing requirements.

RETIREMENT PLANS

     Ms. Wiik is not a participant in the Company's Pension Plan (as defined below) pursuant to the terms of her employment agreement. (See "Employment Agreements" for further information.) If Ms. Wiik retires after age 60 (or before age 60 in limited circumstances), she is entitled to receive from the Company an annual retirement benefit for each calendar year following retirement equal to (i) 30% of her Base Compensation (defined below) plus (ii) inflationary adjustments (which shall be the same as the adjustment for inflation provided in the retirement plan for Alpharma AS for Norwegian employees) minus (iii) "Other Retirement Benefits" (defined below). "Base Compensation" means her annual base salary during the twelve month period ending on the last day of the month preceding retirement or disability (provided that, if base salary shall have changed during such twelve month period, Base Compensation shall mean the average annual base salary weighted to reflect the number of days during which each varying base salary was in effect). "Other Retirement Benefits" means amounts Ms. Wiik is entitled to receive as retirement benefits under Norwegian pension plans, but does not include (i) payments received under the Company Savings Plans or the deferred compensation plan maintained by the Company, or
(ii) retirement benefits received under any governmental program or under any insurance program funded by the Company or any of its subsidiaries or their predecessors.

     Ms. Wrenn, Messrs. Farrell and Wrobel and Dr. Warner are participants in the Alpharma Inc. Pension Plan (a qualified defined benefit plan) (the "Pension Plan"). Mr. Nestor's employment with the Company terminated before he vested in his benefits. Mr. Orlofski is vested in his benefits. Under the Pension Plan, both salaried and hourly employees are eligible for benefits. Participants are entitled to receive their specified annual benefit, in the form of a life annuity or, at the election of participants, its actuarial equivalent in certain other forms, commencing within one month of their 65th birthday. The specified annual benefit is equal to (x) the sum of (i) 0.8% of the participant's highest five-year Final Average Compensation (as defined below) up to "covered compensation" ($40,000 for 2003) plus (ii) 1.45% of the participant's highest five-year Final Average Compensation in excess of "covered compensation", multiplied by (y) the number of years of benefit service (up to a maximum of 30 years). The Pension Plan also provides for an early retirement benefit which is equal to the specified annual benefit described above, reduced actuarially for each year by which the early retirement date precedes the normal retirement date.

     The following table sets forth the approximate annual retirement benefit under the Pension Plan based on years of service and Final Average Compensation.

                               PENSION PLAN TABLE

                              YEARS OF SERVICE
                  -----------------------------------------
REMUNERATION(1)      15         20         25       30(2)
---------------   --------   --------   --------   --------
$250,000            50,475     67,300     84,125    100,950
$275,000            55,913     74,550     93,188    111,825
$300,000            61,350     81,800    102,250    122,700
$325,000            66,788     89,050    111,313    133,575
$350,000            72,225     96,300    120,375    144,450
$375,000            77,663    103,550    129,438    155,325
$400,000            83,100    110,800    138,500    166,200
$425,000            88,538    118,050    147,563    177,075
$450,000            93,975    125,300    156,625    187,950
$475,000            99,413    132,550    165,688    198,825
$500,000           104,850    139,800    174,750    209,700
$525,000           110,288    147,050    183,813    220,575
$550,000           115,725    154,300    192,875    231,450
$575,000           121,163    161,550    201,938    242,325
$600,000           126,600    168,800    211,000    253,200
$625,000           132,038    176,050    220,063    264,075
$650,000           137,475    183,300    229,125    274,950
$675,000           142,913    190,550    238,188    285,825
$700,000           148,350    197,800    247,250    296,700

---------------

(1) Final average compensation. Current Federal pension law limits average annual compensation considered for benefit purposes to $200,000 for 2002 and 2003.

(2) The Plan provides that there is a maximum of 30 years of service for computation of benefits.

     For purposes of the Pension Plan, an employee's "Final Average Compensation" generally is his or her regular cash salary (excluding bonuses) for the five consecutive years of service in which his or her compensation was highest during the ten years of service immediately preceding his or her retirement. In 2003, the amounts of the compensation of Ms. Wrenn, Messrs. Farrell and Wrobel, Dr. Warner and Messrs.

Nestor and Orlofski would have been $346,625 $386,598, $367,203, $300,000,
$433,750 and $227,678, respectively, under the Pension Plan if there were no limitations under Federal pension law. However, due to the Federal pension law, the respective amounts of compensation of Ms. Wrenn, Messrs. Farrell and Wrobel, Dr. Warner and Messrs. Nestor and Orlofski under the Pension Plan in 2003 were limited to $200,000. Pursuant to the Company's Supplemental Pension Plan, Ms. Wrenn, Messrs. Farrell, Wrobel and Orlofski and Dr. Warner are each entitled to receive a supplemental benefit, calculated above such $200,000 Federal limit, based upon a maximum base compensation of $235,000 per annum. The years of service credited under the Pension Plan as of December 31, 2003 to the named executive officers were as follows: Ms. Wrenn -- 2 years, Mr. Farrell -- 2 years, Mr. Wrobel -- 6 years, Dr. Warner -- 1 year, Mr. Nestor -- 3 years, and Mr. Orlofski -- 8 years.

     Under the Pension Plan, in the event of the termination of employment prior to retirement, part of the employee's benefit may be forfeited. A retirement benefit, payable in the form of a life annuity following the employee's 55th birthday, is equal to an accrued percentage of the normal retirement benefit, actuarially reduced to reflect commencement of payments prior to the normal retirement date. As to employees hired on or after January 1, 1989, pension benefits under the Pension Plan vest after five years of credited service with the Company. Pension benefits under the Pension Plan of employees hired prior to January 1, 1989 are currently 100% vested.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors has consisted of Mr. Peter G. Tombros, as Chairman, Mr. William I. Jacobs and Ms. Jill Kanin-Lovers, since March 2003. Messrs. Einar W. Sissener, I. Roy Cohen and Glen E. Hess each resigned from the Compensation Committee in March 2003. Furthermore, the Compensation Committee assumed the duties of the Stock Option Committee in May 2003.

     Pursuant to its charter, the Compensation Committee is responsible for reviewing the performance and total compensation of the Company's Chief Executive Officer (the "CEO"), reviewing and approving the compensation and benefits of other executive officers and highly paid personnel, reviewing the general compensation and employment benefits policies for management personnel, reviewing management development and succession matters, and approving any material new benefit plan or material amendment to such plan.

     In general, the Compensation Committee has sought to meet the following objectives by making compensation decisions and recommendations for executive officers and other key personnel in a manner which: (1) provides overall compensation that is competitive in its ability to attract and retain highly qualified personnel; (2) relates compensation to the degree to which the Company (and/or the specific business unit in which an executive has responsibility) attains its annual financial performance targets; (3) rewards excellent individual performance and teamwork, with special consideration for specific projects completed or adverse conditions overcome; and (4) provides an incentive to contribute to the long-term growth of the Company's businesses and stockholder value. In making compensation recommendations, the Committee is mindful of Section 162(m) of the Internal Revenue Code of 1986, as amended, and consults with tax advisors as necessary to minimize any nondeductible compensation under Section 162(m).

     During 2003, the Compensation Committee (1) developed and received stockholder approval for the Alpharma Inc. 2003 Omnibus Incentive Compensation Plan (the "Omnibus Plan"); (2) instituted a more rigorous methodology for analyzing and benchmarking executive pay; (3) developed under the Omnibus Plan a new, more contemporary and stockholder-friendly Long-Term Incentive Plan (LTIP) composed of a more limited stock option component, use of restricted stock and a multi-year cash performance plan based on relative total stockholder return and the achievement of a minimum free cash flow target; (4) approved compensation arrangements for various new executives; and (5) continued efforts to implement a new compensation philosophy that places more emphasis on Company and individual performance and decreases reliance on salary and other fixed elements of pay.

     In March 2003, the Compensation Committee set various company-wide and divisional financial targets for 2003 under the Company's Executive Bonus Plan (applicable to employees at the Vice President level and above) and Performance Incentive Plan (applicable to employees below the Vice President level). In December 2003, the Board of Directors amended the Executive Bonus Plan to reflect the integration of the Company's businesses by emphasizing for 2004 and beyond, overall Company performance in the calculation of bonus payments.

     In February 2003, the Compensation Committee approved a grant to the CEO of 100,000 options, in partial recognition of past shortfalls in terms of competitive compensation. These options have an exercise price equal to the market price of the Company's Class A Stock on the date of grant, vest over four years, and have a term of ten years.

     In May 2003, the Compensation Committee acted to award 50,000 shares of Restricted Stock to the CEO to fully compensate her for past shortfalls in equity-based compensation. These shares of Restricted Stock vest after five years of continued service (and vest immediately upon death, disability or retirement). This use of Restricted Stock was determined to be less dilutive and more effective in promoting retention than stock options.

     In March 2004, the Compensation Committee reviewed the CEO's performance during 2003 and recommended several compensation actions with respect to Ms. Wiik. The Committee's review of Ms. Wiik's performance in 2003 focused on Company financial and operating performance, strategic planning, internal and external leadership, management succession, and her relationship with the Board of Directors. The Committee discussed the significant developments affecting the Company, the strategic value of restructuring the Company, increased cash flow and debt repayment under the deleveraging initiative, and the CEO's energy and work habits. In recommending compensation for the CEO, the Committee was guided by her employment contract and the performance matters discussed by the Committee, as well as the Company's overall compensation philosophy and competitive data. For 2004, the Committee determined not to increase Ms. Wiik's salary, in line with the ongoing effort to rebalance executive pay consistent with the Company's compensation philosophy. The Committee also acted to pay Ms. Wiik a bonus of $213,000 for 2003, based on the calculated performance achievement applicable to corporate employees generally. Ms. Wiik's bonus for 2003 was roughly 30% of her target for 2003, reflects the Committee's assessment of overall achievement of the Company's and the CEO's objectives, and is consistent with bonuses received by Alpharma corporate executives generally.

     Also in March 2004, the CEO received awards under the new LTIP consisting of 75,000 stock options, 45,000 shares of restricted stock, and 10,000 performance units. The options have an exercise price equal to the market price of the Company's common stock on the date of grant, vest over four years and have a term of ten years. The shares of restricted stock vest on the fifth anniversary of the date of grant (and shall vest immediately upon Ms. Wiik's death, disability or retirement). The performance units have a face value of $100 per unit at target performance, as measured by relative total stockholder return over a 3-year performance period (with pro-rated vesting upon Ms. Wiik's death, disability or retirement), and the achievement of a minimum free cash flow target.
                                          By the Compensation Committee:
                                          Peter G. Tombros (Chairman)
                                          Jill Kanin-Lovers
                                          William I. Jacobs

                AUDIT AND CORPORATE GOVERNANCE COMMITTEE REPORT

     The Audit and Corporate Governance Committee reviews and makes recommendations to the Board of Directors regarding internal accounting and financial controls and accounting principles, auditing practices, the engagement of independent public accountants, the scope of the audit to be undertaken by such accountants, all transactions with the Company's affiliates, internal auditing, and corporate governance activities, including the internal process for monitoring compliance with the Company's Business Conduct Guidelines and Corporate Governance Principles. (See "Committees of the Board" for further information.) Each of the Audit and Corporate Governance Committee members satisfies the definition of an independent director as established in the New York Stock Exchange listing standards on corporate governance, as approved by the Securities and Exchange Commission. The Board amended and restated its written charter for the Audit and Corporate Governance Committee effective December 2, 2003 and such charter is attached to this Proxy Statement as Appendix I (and is also available on the Company's website at www.Alpharma.com by clicking on the "About Alpharma" tab). The Company operates with a January 1 to December 31 fiscal year. The Audit and Corporate Governance Committee met 14 times during the 2003 fiscal year.

     The Audit and Corporate Governance Committee has reviewed the Company's audited consolidated financial statements and discussed such statements with management. The Audit and Corporate Governance Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, during the 2003 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU Section
380), as amended.

     PricewaterhouseCoopers LLP also provided the Audit and Corporate Governance Committee with the written disclosures and a letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit and Corporate Governance Committees), and the Audit and Corporate Governance Committee discussed with the independent accountants that firm's independence. The Committee considered various non-audit services provided by the independent accountants and the fees and costs billed and expected to be billed by the independent accountants for those services (as shown on page 16 of this Proxy Statement). The Committee has fully considered whether those services provided by the independent accountants are compatible with maintaining auditor independence.

     Based upon the review and discussions noted above, the Audit and Corporate Governance Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and be filed with the U.S. Securities and Exchange Commission.

     This report of the Audit and Corporate Governance Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

                                          By the Audit and Corporate Governance
                                          Committee:

                                          William I. Jacobs (Chairman)
                                          Peter G. Tombros
                                          Farah M. Walters

PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total Stockholder return during the last five calendar years with the composite of the Media General Financial Services Index for Drug Manufacturers -- Other, Drug-Generic and Drug Delivery Industry Groups (which index includes 150 corporations that describe themselves as drug manufacturers and are publicly traded) and The New York Stock Exchange Market Index. The graph assumes $100 invested on January 1, 1999 in the Company's Class A Stock and $100 invested at that time in each of the selected indices. The comparison assumes that all dividends are reinvested.

                                 ALPHARMA INC.
                           5-YEAR CUMULATIVE RETURNS
                        VERSUS PEER GROUP AND NYSE INDEX

                                  [LINE GRAPH]

                                                             FISCAL YEAR ENDED
                          ---------------------------------------------------------------------------------------
                          DECEMBER 31,   DECEMBER 31,   DECEMBER 29,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
COMPANY, INDEX, MARKET        1998           1999           2000           2001           2002           2003
----------------------    ------------   ------------   ------------   ------------   ------------   ------------
Alpharma Inc. ..........     100.00          87.52         125.39          76.07          34.71          59.19
Peer Group Index........     100.00         122.06         200.21         186.41         122.77         173.63
NYSE Market Index.......     100.00         109.50         112.11         102.12          83.42         108.07

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Sissener is Chairman of the Board of A. L. Industrier ASA, commonly known as A. L. Industrier. Together with certain family-controlled private holding companies and certain of his relatives, Mr. Sissener beneficially owns approximately 51% of A. L. Industrier's outstanding ordinary shares entitled to vote and, accordingly, may be deemed a controlling person of A. L. Industrier.

     In January 2003, pursuant to a sale agreement, the Company divested its vitamin business to Nopal AS, a subsidiary of A. L. Industrier ("Nopal"), for a purchase price of NOK 23.0 million, or approximately $3.3 million. The Company also sold its inventory of finished, packaged vitamin products and bulk tablets to Nopal. In connection with this sale, the Company entered into two distribution agreements with Nopal pursuant to which Nopal will continue to sell the Company's medical plaster and tape products to the grocery sector and the Company will sell Nopal's acquired vitamin products to the pharmacy and health care sectors as well as a supply agreement pursuant to which the Company will manufacture one, and package substantially all, of Nopal's vitamin products. A.
L. Industrier sold its interest in Nopal on June 11, 2003. Prior to this sale, substantially pursuant to the contractual arrangements set forth above, the Company paid Nopal $9,000, and Nopal paid the Company $506,000. These transactions were made on an arm's length basis, on terms as favorable as could have been obtained from unrelated third parties, and received the required pre-approval of the Company's Audit and Corporate Governance Committee.

     A. L. Industrier and Alpharma AS, one of the Company's Norwegian subsidiaries, are parties to two leases pursuant to which A. L. Industrier leases to Alpharma AS the land and facility in Oslo, Norway where Alpharma AS' principal administrative offices and fermentation plant for its bulk antibiotics are located, and adjoining land for a parking facility for employees. Both leases have terms ending in 2014. The terms are renewable, at the option of Alpharma AS, for up to four additional consecutive five year terms. Basic rent during the initial terms are $1.00 per year under the office lease and NOK 2,400,000, approximately $340,000, per year under the parking facility lease and, during any renewal term thereafter, basic rent under the office lease will be the then prevailing fair rental value of the premises and basic rent for the parking facility will remain at NOK 2,400,000. In addition to basic rent, Alpharma AS pays documented expenses of ownership and operation of such facilities, such as taxes and maintenance expenses. Alpharma AS has the right to terminate the office lease at any time during its term upon twelve months' written notice to A. L. Industrier and the parking lease at any time during its term upon twenty-four months' written notice to A. L. Industrier. These leases were entered into on an arm's length basis, and on terms as favorable as could have been obtained from unrelated third parties.

     Alpharma AS is a party to an administrative services agreement with A. L. Industrier, dated October 3, 1994, pursuant to which Alpharma AS provided certain administrative services to A. L. Industrier. Such services were provided on a full cost basis, except that such full cost basis billing failed to meet a prescribed minimum level and therefore A. L. Industrier paid Alpharma AS a minimum fee for services rendered during calendar year 2003 equal to NOK 3,000,000, or approximately $423,000. This agreement expired in January 1997 and has been automatically extended for successive one year terms. It is expected that this agreement will be superceded by a new administrative services agreement, effective as of January 1, 2004. Under this new agreement, A. L. Industrier shall pay Alpharma a fixed yearly fee of NOK 1,000,000, or approximately $146,000, for certain, more limited, administrative services. Both of the administrative service agreements described above were/shall be made on an arm's length basis, and were/are on terms as favorable as could have been obtained from unrelated third parties.

     All transactions with A. L. Industrier are subject to review by, and in some circumstances prior approval of, the Company's Audit and Corporate Governance Committee. (See "Board of Directors and Committees -- Committees of the Board" above.)

CERTAIN OTHER TRANSACTIONS AND RELATIONSHIPS

     Mr. Einar W. Sissener, who as of June 30, 1999, ceased acting as President and Chief Executive Officer of the Company, is party to an agreement with the Company, effective July 1, 1999, pursuant to which he receives an annual fee of $150,000 for serving as Chairman of the Board of Directors of the Company (and director of certain of the Company's subsidiaries). This annual fee was increased to $200,000 in March 2004 by action of the Company's Board. Mr. Sissener is reimbursed for expenses while in the New York metropolitan area and receives other fringe benefits substantially equal to those received by executive officers of the Company, in the form of automobile reimbursements and tax and financial planning and tax preparation reimbursements. In addition, Mr. Sissener has agreed to provide consulting services to the Company's management for a ten year term for $12,000 per month plus payment of reasonable expenses incurred in connection with the performance of such consulting services. The consulting fee is adjusted annually for inflation. In addition to the amounts described above, Mr. Sissener is entitled to all benefits available under applicable plans and policies in Norway arising from retirement from employment by Alpharma AS and is entitled to receive from Alpharma AS an amount which, when added to amounts he is entitled to receive under Norwegian Social Security, Alpharma AS's pension plan and his individual retirement benefits, equals 900,000 NOK (approximately $132,000). Such latter amount is estimated at 344,000 NOK (approximately $50,000).

     Mr. I. Roy Cohen, who as of January 15, 1991 retired as President and Chief Executive Officer of the Company and who served as a director of the Company from 1975 to May 2003, receives from the Company an honorarium in the amount of $12,500 per year, payable on December 1(st) of each year from December 2003 through December 2007.

     Mr. Glen E. Hess' professional corporation is a partner of Kirkland & Ellis, a law firm that, since 1978, has performed and continues to perform significant legal services for the Company. In addition, Mr. Hess received, in 2003, a distribution from the Company's Amended and Restated Deferred Compensation Plan, dated October 14, 1994 (the "Deferred Compensation Plan"), in an amount of approximately $200,000. This distribution represented previous years' payments of directors' cash compensation to Mr. Hess that he had deferred pursuant to the plan. Mr. Hess shall receive additional distributions from the plan in similar amounts in 2004 and 2005.

     Mr. Peter G. Tombros received, in January 2004, a distribution from the Company's Deferred Compensation Plan in an amount of approximately $432,000. This distribution represented a total distribution of previous years' payments of directors' cash compensation to Mr. Tombros that he had deferred pursuant to the plan.

     Mr. Robert Thong is Managing Director of Phizz Rx Limited, a management consulting company located in the United Kingdom. In April and May of 2003, the Company paid consulting fees and reimbursed expenses of $79,200 to Phizz Rx Limited for management and strategy development process consulting services.

              STOCKHOLDERS' PROPOSALS FOR THE 2005 ANNUAL MEETING

     In order to be considered for inclusion in the proxy statement for the 2005 Annual Meeting of Stockholders, Stockholder proposals must be submitted to the Company on or before December 17, 2004. Such proposals will need to comply with Securities and Exchange regulations regarding the inclusion of Stockholder proposals in Company-sponsored proxy materials. Similarly, in order for a Stockholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by the Company no later than December 17, 2004.

                                 OTHER BUSINESS

     As of the date hereof, the foregoing is the only business which management intends to present, or is aware that others will present, at the Annual Meeting. If any other proper business should be presented at the Annual Meeting, the proxies will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting the proxies.

                                          By order of the Board of Directors,

                                          ROBERT F. WROBEL
                                          Secretary
                                          ALPHARMA INC.

                             YOUR VOTE IS IMPORTANT
                 PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED
              FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

                                                                      APPENDIX I

                                 ALPHARMA INC.

                AUDIT AND CORPORATE GOVERNANCE COMMITTEE CHARTER

                                  ORGANIZATION

     This charter governs the operations of the Audit and Corporate Governance Committee. The committee shall be nominated by the Chairman of the Board and appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent directors as that term is defined in the Alpharma Corporate Governance Principles. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise necessary to be considered a "financial expert" under the rules of the Securities and Exchange Commission.

                              STATEMENT OF POLICY

     The committee shall provide assistance to the Board of Directors in fulfilling the Board's oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and Corporate Governance Principles. In so doing, it is the responsibility of the committee to maintain free and open communications between the committee, independent auditors, and management of the Company.

     In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose. The Company shall provide funding necessary for the committee to retain outside counsel and experts.

     The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk and corporate governance practices, and ethical behavior.

                         RESPONSIBILITIES AND PROCESSES

     The following is a general expression of the responsibilities and processes to be employed by the committee. However, the committee believes its policies and procedures should remain flexible in carrying out these responsibilities, in order to react to changing conditions and circumstances.

  THE FINANCIAL REPORTING PROCESS

     It is the responsibility of the committee to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

     The following shall be the principal recurring processes of the committee in carrying out its oversight responsibilities:

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are directly accountable to the committee, as representatives of the Company's stockholders. The committee shall be responsible for the oversight of work of the independent auditors, including the resolution of any disagreement between management and the auditors and shall have the direct authority and to appoint, approve the compensation for and, where appropriate, replace the independent auditors. The Company shall provide funding to the committee for the purpose of engaging and compensating the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the Board the selection of the Company's independent auditors.

     - The committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including the level of fees paid. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business conduct guidelines. Further the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall review the year-end financial statements and Form 10-K with management and the independent auditors and recommend the signing of the Form 10-K by the entire Board of Directors. Also, the committee shall discuss the results of the review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The Company's Board of Directors has adopted a resolution requiring the committee to review transactions between the Company and A. L. Industrier (or their respective subsidiaries) involving more than $50,000 and to report to the Company's Board of Directors regarding whether such transactions are fair to the Company. Such resolution also requires prior approval of the committee for any transaction with A. L. Industrier which involves $500,000 or more, except that prior approval of the committee is required for any sale or transfer of assets other than inventory sold or transferred in the ordinary course of business.

     - The Committee shall adopt procedures by which it will pre-approve all audit and non-audit services provided by the independent auditors.

  CORPORATE GOVERNANCE

     It is the responsibility of the committee to oversee corporate governance issues relating to the Company. The following shall be the principal responsibilities of the committee in carrying out these oversight responsibilities:

     - To develop and recommend to the Board of Directors for its approval a set of Corporate Governance Principles. The committee shall review the principles on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

     - The development of corporate policies and procedures necessary or appropriate to carry out the intent of the Corporate Governance Principles.

     - To develop and institute a procedure for the general oversight of the Company's Business Conduct Guidelines and the receipt, retention and treatment of complaints received by the Company concerning its Business Conduct Guidelines, accounting, internal accounting controls or auditing matters, including a procedure allowing employees to make such complaints on an anonymous basis.

     - To review and react to any complaints or other matters relating to corporate governance that come to its attention and to make appropriate reports to the Board of Directors.

                         COMMITTEE OPERATING PROCESSES

  MEETINGS

     Meetings may be called by the Chairman of the Audit and Corporate Governance Committee by oral or written notice, and communicated to each member not less than twenty-four hours before such meeting.

     Action may be taken without a meeting if all members of the committee consent to such action and confirm such unanimous consent in writing either prior or subsequent to the taking of such action.

  REPORTS

     The Audit and Corporate Governance Committee shall report to the Board at its next regularly scheduled meeting on any material actions taken by the committee. Minutes of all meetings of the committee shall be kept in the ordinary course of business and shall be open for inspection at all times upon the request of any member of the Board of Directors.

  QUORUM

     A majority of the committee shall constitute a quorum for the transaction of business and an affirmative vote of the majority of the members who attend the meeting shall be required for approval of any action.

  USE OF THIRD PARTY PROVIDERS

     The committee shall have the authority to use third party service providers in executing its duties. The committee shall have the sole authority to approve, retain, terminate and approve the fees and other retention terms of any such third party service providers.

[ALPHARMA LOGO]



Dear Stockholder:                                                April 20, 2004


You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00 a.m. on Tuesday, May 25, 2004 at The Hilton Fort Lee, 2117 Route 4 East, Fort Lee, New Jersey. Detailed information is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you do plan to attend the meeting, please mark the appropriate box on the proxy.

Best regards,


/s/ Robert F. Wrobel

Robert F. Wrobel
Secretary


                    [3480-ALPHARMA] [FILE NAME: ZALP52.ELX]
                   [VERSION (3)] [04/12/04] [orig. 04/08/04]

                                  DETACH HERE                       ZALP52




[ALPHARMA LOGO]

                                     PROXY

                                 ALPHARMA INC.

                ONE EXECUTIVE DRIVE, FORT LEE, NEW JERSEY 07024

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 25, 2004


     Matthew T. Farrell, Executive Vice President and Chief Financial Officer and Robert F. Wrobel, Executive Vice President, Chief Legal Officer and Secretary, or either one of them, with full power or substitution, are hereby authorized to vote the shares of Class A Common Stock of Alpharma Inc. (the "Company"), which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders to be held at The Hilton Fort Lee, 2117 Route 4 East, Fort Lee, New Jersey on Tuesday, May 25, 2004 at 9:00 a.m., local time, and at all adjournments thereof, as follows on the reverse side.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES SET FORTH IN ITEM 1. SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE NOMINEES SET FORTH IN ITEM 1, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                               SIDE

ALPHARMA INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694



                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

           VOTE-BY-INTERNET          [Computer            VOTE-BY-TELEPHONE    [Telephone
    LOG ON TO THE INTERNET AND GO TO   logo]     OR       CALL TOLL-FREE        logo]
    HTTP://WWW.EPROXYVOTE.COM/ALO                         1-877-PRX-VOTE
                                                          (1-877-779-8683)

  IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.




[3480-ALPHARMA] [FILE NAME:ZALP51.ELX] [VERSION (1)] [04/08/04] [orig. 04/08/04]

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL      ZALP51

                                                                            3480

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

1. ELECTION OF CLASS A DIRECTORS

   NOMINEES: (01) William I. Jacobs,            2. As such persons may, in their
             (02) Peter G. Tombros                 discretion, determine upon
             and (03) Farah M. Walters             such matters as may come
                                                   before the meeting.
       FOR              WITHHELD
       ALL   [ ]   [ ]  FROM ALL
    NOMINEES            NOMINEES

[ ]
   ------------------------------------------
   For all nominee(s) except as written above

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                               MARK HERE IF YOU PLAN TO ATTEND THE MEETING   [ ]

                               PLEASE MARK, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               NOTE: The signature should correspond exactly with the name of the stockholder as it appears hereon. Where stock is registered in Joint Tenancy, all tenants should sign. Persons signing as Executors, Administrators, Trustees, etc. should so indicate.

Signature:                   Date:       Signature:                   Date:
          ------------------      ------           ------------------      -----